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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use of our report dated February 3, 1997 with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of Security Capital Atlantic Incorporated, which is included in Amendment No. 2 on Form S-11 to the Registration Statement on Form S-4 (No. 333-26267) and the related Prospectus of Security Capital Group Incorporated that is made a part of the Proxy of Security Capital Pacific Trust.

                                          Ernst & Young LLP

Dallas, Texas

July 22, 1997